SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Atlantic Tele-Network, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-0728886
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Derby Square

Salem, MA 01970

(978) 619-1300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Atlantic Tele-Network, Inc. 2008 Equity Incentive Plan

(Full Title of the Plan)

Michael T. Prior

President and Chief Executive Officer

Atlantic Tele-Network, Inc.

10 Derby Square

Salem, MA 01970

(978) 619-1300

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Matthew J. Gardella

Edwards Angell Palmer & Dodge LLP

111 Huntington Ave.

Boston, Massachusetts 02199

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $.01 par value	1,500,000 shares	$26.61	$39,915,000	$854.00	(2)

(1)          Upon a stock split, stock dividend or similar transaction in the future and during the effectiveness of this Registration Statement, the number of shares registered shall be automatically increased or decreased, as the case may be, to prevent dilution in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)          Pursuant to Rule 457(c) under the Securities Act, the offering price is calculated based upon the average of the high and low prices of the common stock on the Nasdaq Global Select Market on May 14, 2008. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $1,569 is offset by registration fees in the amount of $715 previously paid by the registrant with respect to unsold shares of common stock registered under the Registration Statement on Form S-8 (Registration No. 333-125179) of Atlantic Tele-Network, Inc. filed with the Securities and Exchange Commission on May 24, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information; Item 2. Registrant Information and Employee Plan Annual Information

The documents containing the information required by these items will be given to employees participating in the Atlantic Tele-Network, Inc. 2008 Equity Incentive Plan (the “Plan”) and are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of the Registration Statement or as an exhibit thereto.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

Atlantic Tele-Network, Inc. (the “Company”) is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Commission on March 17, 2008;

(b)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008, as filed with the Commission on May 12, 2008;

(c)	The description of the Company’s common stock, par value $0.01 per share, contained in the Company’s Registration Statement on Form 8-A, as filed with the Commission on May 22, 2006.

In addition to the foregoing, all documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents (excluding information furnished but not filed in any Current Report on Form 8-K, including the related exhibits). Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is or is deemed to be also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that we have the power to indemnify directors, officers, employees or agents and certain other persons serving at our request in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position.  Under the DGCL we may pay all these expenses, provided that: (1) the person in question acted in good faith and in a manner reasonably believed to be not opposed to our best interests; and (2) in the case of a criminal proceeding, the person had no reasonable cause to believe the conduct in question was unlawful. We shall make no indemnification in connection with any proceeding brought on our behalf where the person involved is adjudged to be liable to us, except as may be ordered by a court.

Article FIVE of the our Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) provides that none of our directors shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

Section 102 of the DGCL allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Article SIX of our By-Laws, as amended, (“By-Laws”) provides that each of our directors and officers (a) shall be indemnified by us against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in our right) brought against him by virtue of his position as a director or officer of ours if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by us against all expenses (including attorneys’ fees) and amounts paid in settlement incurred in connection with any action by or in our right brought against him by virtue of his position as a director or officer of ours if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by us against all expenses (including attorneys’ fees) incurred in connection therewith. Expenses may be advanced to a director or officer, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

Article SIX of our By-Laws further provides that the indemnification provided therein is not exclusive, and provides that in the event that the DGCL is amended to expand the indemnification permitted to directors or officers we must indemnify those persons to the fullest extent permitted by such law as so amended.

We have purchased and maintain insurance to protect our directors and officers entitled to indemnification in accordance with our By-Laws against liabilities asserted against or incurred by them in their capacity as such.

In 2003, we entered into indemnification agreements with our directors that are intended to complement the indemnity and protection available under our Restated Certificate of Incorporation and By-Laws, and the directors’ and officers’ liability insurance policy we maintain. The indemnification agreements provide, in effect, that we shall indemnify the directors to the maximum extent permitted by Delaware law, and include procedures for our reimbursement of expenses which may be incurred in connection with any action, suit, proceeding, hearing, inquiry or investigation, where the individual’s involvement is by reason of the fact that he is our director or a director of one of our subsidiaries. We also expect to enter into indemnification agreements with individuals who become directors in the future.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index and is hereby incorporated by reference herein.

Item 9. Undertakings

1.               Item 512(a) of Regulation S-K. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. Item 512(b) of Regulation S-K.  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Item 512(h) of Regulation S-K.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem, Commonwealth of Massachusetts, on this 15th day of May, 2008.

ATLANTIC TELE-NETWORK, INC.

By:	/s/ Michael T. Prior
Michael T. Prior
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Atlantic Tele-Network, Inc., hereby severally constitute and appoint Michael T. Prior and Justin D. Benincasa and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Atlantic Tele-Network, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael T. Prior	President, Chief Executive Officer and	May 15, 2008
Michael T. Prior	Director (Principal Executive Officer)

/s/ Justin D. Benincasa	Chief Financial Officer and Treasurer	May 15, 2008
Justin D. Benincasa	(Principal Financial and Accounting Officer)

/s/ Cornelius B. Prior, Jr.	Director	May 15, 2008
Cornelius B. Prior, Jr.

/s/ Charles J. Roesslein	Director	May 15, 2008
Charles J. Roesslein

/s/ Henry U. Wheatley	Director	May 15, 2008
Henry U. Wheatley

/s/ Martin L. Budd	Director	May 15, 2008
Martin L. Budd

/s/ Brian A. Schuchman	Director	May 15, 2008
Brian A. Schuchman

/s/ Thomas V. Cunningham	Director	May 15, 2008
Thomas V. Cunningham

EXHIBIT INDEX

Exhibit Number	Description
4.1

Restated Certificate of Incorporation of Atlantic Tele-Network, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (File No. 333-62416) filed June 6, 2001).

4.2

Certificate of Amendment to the Restated Certificate of Incorporation of Atlantic Tele-Network, Inc., as filed with the Delaware Secretary of State on August 14, 2006 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q (File No. 001-12593) for the quarterly period ended June 30, 2006 filed August 14, 2006).

4.3

By-Laws of Atlantic Tele-Network, Inc., as amended and restated on March 7, 2006 (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K (File No. 001-12593) for the year ended December 31, 2005 filed March 31, 2006).

5.1*	Opinion of Edwards Angell Palmer & Dodge LLP.

23.1*	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP.

23.2	Consent of Edwards Angell Palmer & Dodge LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

99.1	Atlantic Tele-Network, Inc. 2008 Equity Incentive Plan (incorporated by reference from Appendix A of Definitive Proxy Statement on Schedule 14A (File No. 001-12593) filed on April 23, 2008).

*  Filed herewith.